EXHIBIT 3.1


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                                         Filed in the office of the Secretary of
                                                  State of the State of Colorado
                                                        March 26, 1974

                            ARTICLES OF INCORPORATION


         We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporated of a corporation under the Colorado Corporation Act, adopt the following Articles of Incorporation for such corporation:

         FIRST: The name of the corporation is ENTROPY LIMITED

         SECOND: The period of its duration is Perpetual

         THIRD: The purpose or purposes for which the corporation is organized are: To research, design, develop, manufacture, market, and provide consulting services for energy and environmental systems.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is fifty thousand (50,000) of no par value.

         FIFTH: Cumulative voting of shares of stock is authorized.

         SIXTH: Provisions limiting or denying to shareholders the prescriptive right to acquire additional or treasury shares of the corporation re: none.

         SEVENTH:   The  address  of  the  initial   registered  office  of  the
corporation is 745 S. 44th Boulder, Colorado 80303 and the name of its initial registered agent at such address is M. W. Frank

         EIGHTH: Address of the place of business: same

         NINTH: The number of directors constituting the initial board of directors of the corporation is four (4) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are: (At least 3.)



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                NAME                                  ADDRESS

  M. W. Frank                            745 S. 44th     Boulder, Co.  80303
  Elisabeth T. Frank                     745 S. 44th     Boulder, Co.  80303
  Terry N. Fleener                       7533 Lee Dr.    Arvada, Co.  80005
  Jane A. Fleener                        7533 Lee Dr.    Arvada, Co.  80005

         TENTH: The name and address of each incorporated is: (At least 3.)

                NAME                                  ADDRESS

  M. W. Frank                            745 S. 44th     Boulder, Co.  80303
  Elisabeth T. Frank                     745 S. 44th     Boulder, Co.  80303
  Terry N. Fleener                       7533 Lee Dr.    Arvada, Co.  80005

         Dated:       March 22       , 19   74

                                                /s/ M. W. Frank
                                                /s/ Elisabeth T. Frank
                                                /s/ Terry N. Fleener
                                                             Incorporators

STATE OF      Colorado      }
                            } ss.
COUNTY OF    Boulder        }

         I, Martha D. Rolland , a notary public, hereby certify that on the 22nd day of March , 19 74 , personally appeared before me M. W. Frank, Elizabeth T. Frank and Terry N. Fleener , who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

         In witness whereof I have hereunto set my hand and seal this 22nd day of March, A.C. 1974.

         My commission expires My Commission expires Sept. 9, 1974 .

Submit in duplicate                             /s/ Martha D. Rolland
                                                        Notary Public



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                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION
                                       of
                                 ENTROPY LIMITED


         Pursuant to the provisions of Article 2 of Title 7 of Colorado Revised Statutes (137), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is ENTROPY LIMITED.

         SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on July 1, 1975, in the manner prescribed by the Colorado Corporation Code:

         (1) The Third Article of the original Articles of Incorporation is amended to read as follows:

              THIRD: The purpose for which the corporation is organized is to transact the business of research, design, develop, manufacture, market and provide consulting services for energy and environmental systems and to conduct all other business not forbidden by law.

         (2) Article Sixth of the original Articles of Incorporation is amended to read as follows:

              SIXTH:  No   shareholders  of  the  corporation   shall  have  any
         preemptive or other right to subscribe to, purchase or acquire any additional issues of shares of stock of the corporation of any class or any series thereof or any other rights or securities of the corporation, whether now or hereafter authorized, and whether or not convertible into or evidencing or carrying a right to subscribe to, purchase or acquire any shares of stock, rights or securities of the corporation.

         (3) The Articles of Incorporation are amended by the addition of a new Article Eleventh as follows:

              ELEVENTH:   Any   contract  or  other   transaction   between  the
         corporation  and  one  or  more  of  its  Directors,   or  between  the
         corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the corporation and


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         any  corporation  or  association of which one or more of its Directors are shareholders,  members,  directors,  officers, or employees,  or in
         which  they  are   interested,   shall  be  valid  for  all   purposes,
         notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be contained or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve or ratify such contract or transaction by a vote of a majority of the Directors
         present,   such  _______   Director  or  Directors  to  be  counted  in
         determining whether a quorum is present, but not to be counted in calculating the majority necessary to _______ such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 25,700; and the number of shares entitled to vote thereon was 25,700.

         FOURTH: The number of shares voted for such amendment was 25,700; and the number of shares voted against such amendment was 0.

         DATED: July 11, 1975.

                                       ENTROPY LIMITED


                                       By  /s/ M. W. Frank
                                           Its President

                                       and /s/
                                           Its Secretary


STATE OF COLORADO  )
County of  Boulder ) ss

         I, Mary Ann Baxter, a notary public, do hereby certify that on this 31st day of July, 1975, personally appeared before me M. W. Frank, who, being by me first duly sworn,


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declared  that he is the  President  of  Entropy  Limited,  that he  signed  the foregoing document as President of the corporation, and that the statements therein contained are true.


                                       /s/ Mary Ann Baxter
                                       Notary Public

My commission expires:    November 6, 1976



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                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION
                                       of
                                 ENTROPY LIMITED


         Pursuant to the provisions of Article 2 of Title 7 of Colorado Revised Statutes(1973), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is ENTROPY LIMITED.

         SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on February 28, 1976, in the manner prescribed by the Colorado Corporation Code:

         (1) The Third Article of the Articles of Incorporation is amended to read as follows:

              THIRD: The purpose for which the corporation is organized is to transact the business of researching, designing, developing, manufacturing, marketing and providing consulting services for energy and environmental systems and to conduct all other business not forbidden by law.

         (2) Article Fifth of the Articles of Incorporation is amended to read as follows:

              FIFTH: Cumulative voting of shares of stock is not authorized.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 26,293; and the number of shares entitled to vote thereon was 26,293.

         FOURTH: The number of shares voted for such amendment was 26,293; and the number of shares voted against such amendment was 0.

         DATED: March 29, 1976.

                                       ENTROPY LIMITED


                                       By  /s/ M. W. Frank
                                           Its President


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                                       and /s/ Henry L. Valentine
                                           Its Secretary


STATE OF COLORADO  )
County of Boulder  ) ss

         I, George A. _________, a notary public, do hereby certify that on this 24 day of March, 1976, personally appeared before me M. W. Frank, who, being by me first duly sworn, declared that he is the President of Entropy Limited, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                                       /s/ George A. ?
                                       Notary Public

My commission expires Jan. 22, 1980



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                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 ENTROPY LIMITED


         Pursuant to Section 7-2-112 of the Colorado Corporation Code, the unassigned corporation, pursuant to a resolution duly adopted by its Board of Directors, hereby adopts the following Restated Articles of Incorporation.

                                   ARTICLE ONE

         The name of the corporation is:

                                 ENTROPY LIMITED

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The nature of the business, objects and purposes proposed to be transacted, _______ and _______ on by the corporation are:

         (a) To engage in any business relating directly or indirectly to the development and ________ of all forms of energy; to build, manufacture,
___________________________.

         (b)


         (c) To establish, maintain and operate thermal and solar energy laboratories, to carry on research of any kind and character and to produce, manufacture and make, use or sell or otherwise dispose of the articles and substances invented thereby; to own the inventions developed thereby, to protect the same by letters patent and to grant licenses or make other lawful agreements or arrangements for the employment or use of such inventions by other persons.

         (d) To hold, have, purchase, mortgage and convey real and personal property of any and all kinds and character, both within and without the State of Colorado, and to carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the above or calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and to have, enjoy, and


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exercise  all the  rights,  powers,  and  privileges  which are now or which may hereafter be conferred upon corporations organized under the laws of the State of Colorado.

         (e) To borrow and lend money and negotiate loans; to draw, accept, endorse, buy, and sell promissory notes, bonds, stock and debentures.

         The foregoing ________ shall be construed as the objects, purposes and powers of the corporation; but the specific enumerations thereof shall not be _____ to exclude any objects, purposes or powers which are lawful and in any way incident to the proper conduct of the business of the corporation.

                                  ARTICLE FOUR

         The total amount of authorized __________ stock of the corporation shall _____________________ no par value common stock. _______________________________. Each _________________________________________
to one vote in the election of directors and upon all corporate questions submitted to the vote of the stockholders.

         The shares of the corporation may be issued by the corporation from time to time without action by the stockholders for such consideration in money or property real and personal actually received as well as services performed necessary or proper for the business of the corporation as may be determined by the Board of Directors. All or any portion of the shares which may be issued for cash, property or rights of property or interest therein deemed by the Board of Directors necessary and proper for carrying on the business of the corporation shall, when issued, be fully paid and not allowable to further cost or assessment; and the judgment and discretion of the Board of Directors in all matters pertaining thereto shall be deemed conclusive for all purposes.

                                  ARTICLE FIVE

         Cumulative voting shares of stock is not authorized.

                                   ARTICLE SIX

         No shareholder of the corporation shall have any preemptive right or other right to subscribe to purchase or acquire any additional issues of shares of stock at the corporation of any class or any series thereof or any other rights or securities of the corporation whether now or hereafter authorized and whether or not convertible into or evidencing or carrying the right to subscribe to purchase or acquire any share of stock, rights or securities of the corporation.



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                                  ARTICLE SEVEN

         The ________________ constituting the Board of Directors of the corporation shall _________________.

                                  ARTICLE EIGHT

         Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the corporation and any corporation or association of which one or more directors are shareholders, members, directors, officers, or employees, shall be valid ____ all purposes notwithstanding the presence of said director or directors at the meeting of the Board of Directors of the corporation which acts upon or in reliance upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action if the facts of such interest shall be disclosed or known to the Board of Directors, and the Board of Directors shall nevertheless authorize and approve such contract or transaction by vote of the majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present but not to be counted in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which otherwise would be valid under the common and statutory law applicable thereto.

                                  ARTICLE NINE

         The corporation shall have the power to indemnify any director or officer or former director or officer of the corporation, or any person who has served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which ________ creditor, and the personal representative ________________ against _________ actually and necessarily ________________ the defense of any action or ___________________ a party by reason of being ________________________, except in relation to matters as to which he is adjudged in such action or proceeding to be liable for negligence or misconduct in the performance of duty; but such indemnification shall not be deemed exclusive of any other rights to which the director or officer is entitled under any bylaw, agreement, vote of shareholders, or otherwise.

                                   ARTICLE TEN

         The Board of Directors shall have the power to make such prudent Bylaws as they may deem proper for the management of the affairs of the corporation, not inconsistent with law,


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for the  purpose of  carrying  on all of the  business  within the  objects  and purposes of the corporation and to amend, alter, and repeal the same in whole or in part.

         The foregoing Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and supersede the original Articles of Incorporation and all amendments thereto.

         EXECUTED by the undersigned Entropy Limited in duplicate on this 29th day September, 1977.


                                       ENTROPY LIMITED


                                       /s/ M. W. Frank
                                       President


                                       /s/ Henry L. Valentine
                                       Secretary


STATE OF COLORADO          )
                           )  ss.
CITY AND COUNTY OF DENVER  )

         I, Deanna K. Johnson, a Notary Public, in and for the State and County aforesaid, do hereby certify that on this 29th day of September, 1977, before me personally appeared M. W. Frank and Henry L. Valentine, president and secretary respectively, of Entropy Limited, a Colorado corporation, to me personally known and known to me to be the same persons described in and who executed the foregoing instrument, and severally acknowledged to me that they executed the same as their free act and deed.


                                       /s/ Deanna K. Johnson
                                       Notary Public

My commission expires: September 21, 1980



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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 ENTROPY LIMITED


         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is

                                 ENTROPY LIMITED

         SECOND: The following amendment was adopted by the shareholders of the corporation on August 31, 1977 in the manner prescribed by the Colorado Corporation Code:

                                  ARTICLE THREE

              The nature of the business, objects and purposes to be transacted, promoted and carried on by the corporation are:

              (a) To engage in any business relating directly or indirectly to the development and application of all forms of energy; to build, manufacture, fabricate, design, and develop equipment and devices for the development of energy and the application and uses of such energy.

              (b)   To   engage   in   the   research,    development,
         manufacturing and marketing of heating and cooling systems utilizing solar energy.

              (c) To establish, maintain and operate thermal and solar energy laboratories, to carry on research of any kind and character and to produce, manufacture and make, ____ and sell or otherwise dispose of the articles ___________ invented thereby; to own the inventions developed thereby, to protect the same by ___________ and to grant licenses or make other lawful agreements or arrangements for the employment or use of such inventions by other persons;

              (d) To hold, have, purchase, mortgage and convey real and personal property of any and all kinds and character, both


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         within and without the State of Colorado, and to carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the above or calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and to have, enjoy, and exercise all the rights, powers, and privileges which are now or which may hereafter be conferred upon corporations organized under the laws of the State of Colorado.

              (e) To borrow and lend money and negotiate loans; to draw, accept, endorse, buy, and sell promissory notes, bonds, stock and debentures.

              The foregoing clauses shall be construed as the objects, purposes and powers of the corporation; but the specific enumerations thereof shall not be held to exclude any objects, purposes or powers which are lawful and in any way incident to the proper conduct of the business of the corporation.

                             ARTICLE FOUR

              The total amount of authorized capital stock of the corporation shall consist of 1__,000,000 shares of no par value common stock. Each share shall have the same rights and privileges as every other share and no distinction between them shall exist. Each outstanding share of capital stock shall be entitled to one vote in the election of directors and upon all corporate questions submitted to the vote of the stockholders.

              The shares of the corporation ma be issued by the corporation from time to time without action by the stockholders for such consideration in money or property real and personal actually ______ as well as services performed ______________ the business of the corporating party as may be determined by the Board of Directors. All or any portion of the shares which may be issued for such property or rights of property or interest _______ deemed by the Board of Directors necessary and proper for carrying on the business of the corporation shall, when issued, be totally paid and not allowable to further cost or assessment; and the


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         judgment  and  discretion  of the Board of  Directors  in all matters pertaining thereto shall be deemed conclusive for all purposes.

                              ARTICLE SIX

              No shareholder of the corporation shall have any preemptive right or other right to subscribe to purchase or acquire any additional issues of shares of stock of the corporation of any class or any series thereof or any other rights or securities of the corporation whether now or hereafter authorized and whether or not convertible into or evidencing or carrying the right to subscribe to parties or acquire any share of stock, rights or securities of the corporation.

                            ARTICLE TWELVE

              The  corporation  shall have the power to indemnify  any
         director or officer or former director or officer of the corporation, or any person who has served at its request as a director or officer of another corporation in which it owns shares of capital stock _____ of which it is a creditor, _______ personal representative of any such persons
         ___________ and necessarily incurred by him in connection with the defense of any _______________ is made a party by reason of _______________ such director or officer, except _____________ matters as to which he shall be ___________ action or proceeding to be liable _____________ misconduct in the performance _______________ indemnification shall not be deemed ________ of any other rights to which such director ______________ entitled under any bylaw, ___________
         _____holders, or otherwise.

                          ARTICLE THIRTEENTH

              The Board of Directors shall have the power to make such prudent Bylaws as they deem proper for the management of the affairs of the corporation, not inconsistent with law, for the purpose of carrying on all of the business within the objects and purposes of the corporation and to amend, alter, and repeal the same in whole or in part.



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         THIRD: The number of shares of the corporation  outstanding at the time of such adoption was 50,000; and the number of shares entitled to vote thereon was 50,000.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon is a class were as follows:

              CLASS                              NUMBER OF SHARES

              Common, No Par Value                   _________

         FIFTH: The number of shares voted for such amendment was __________; and the number of shares voted _____ such amendment was none.

         SIXTH: The number of shares of each class entitled to vote thereon is a class ________ such amendment, ______, was:

              CLASS                              NUMBER OF SHARES

              Common, No Par Value                        ?

         SEVENTH: The number, if not set forth in such amendment, in which any exchange, reclassification, or _______ of issued shares provided for in the amendment shall be _____________ is as follows:

         No change.

         EIGHTH: The manner in which such amendment affects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

         No change.

                                       ENTROPY LIMITED


                                       By:  /s/ M. W. Frank
                                                            President

                                       and /s/ Henry L. Valentine
                                                            Secretary



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STATE OF COLORADO )
CITY AND          ) ss.
COUNTY OF DENVER  )

         Before me, Deanna K. Johnson, a Notary Public, in and for the said County and State, personally appeared M. W. Frank, who acknowledged before me that he is the President of Entropy Limited.

         In witness whereof I have hereunto set my hand and seal this 29th day of September, 1977.


                                       /s/ Deanna K. Johnson
                                       Notary Public


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                               ARTICLES OF MERGER
                                       OF
                                 ENTROPY LIMITED
                                       AND
                              SOLENERGY CORPORATION


To the Secretary of State
State of Colorado

         Pursuant to the provisions of the Colorado Corporation Code governing the merger of a foreign business corporation with and into a domestic business corporation, the corporations hereinafter named do hereby adopt the following articles of merger.

         1. The names of the merging corporations are Solenergy Corporation, which is a business corporation organized under the laws of the Commonwealth of Massachusetts, and Entropy Limited, which is a business corporation organized under the laws of the State of Colorado.

         2. Annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging Solenergy Corporation with and into Entropy Limited as approved by resolution of the Board of Directors of each of said corporations, who duly approved the plan's adoption, the performance of its terms and other requisite corporate actions.

         3. The number of shares of Entropy Limited which were outstanding at the time of the approval of the Agreement and plan of Merger by the shareholders of Entropy Limited is 15,000,000 shares, all of which are of one class (common, no par). Solenergy outstanding shares of common stock: 4,021,370.

              The number of the aforesaid shares which were voted for the Agreement and Plan of Merger is 11,783,529, and the number of said shares which were voted against the same is -0- and 20,320 abstained. ***

         4. The laws of the jurisdiction of organization of Solenergy Corporation, the Commonwealth of Massachusetts, permit the merger of a business corporation of the Commonwealth of Massachusetts with and into a business corporation of another jurisdiction; and the merger of Solenergy Corporation with and into Entropy Limited is in compliance with the laws of the Commonwealth of Massachusetts, the jurisdiction of organization of Solenergy Corporation.

         5. Entropy Limited will continue its existence as the surviving corporation under the name Solenergy Corporation pursuant to the provisions of the Colorado Corporation Code.


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***      All  4,021,370  shares of  Solenergy  common  stock  were voted for the
         Agreement and Plan of Merger.

Dated:  September 13, 1984
                                       SOLENERGY CORPORATION


                                       By: /s/ Robert W. Willis
                                                      President

                                       ATTEST: /s/
                                                      Secretary-Clerk


Dated:  September 13, 1984
                                       ENTROPY LIMITED


                                       By: /s/ M. W. Frank
                                                      President


                                       ATTEST: /s/ Shirley K. Hazen
                                                      Secretary



                                      - 2 -

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                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION


         Pursuant to the provisions of the Colorado Corporation Act, C.R.S. 7-2-107, as amended, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

FIRST:   The name of the Corporation is SOLENERGY CORPORATION.

SECOND: The following amendments were adopted by the Shareholders of the Corporation on September 13, 1984, in the manner prescribed by the Colorado Corporation Act, C.R.S. 7-2-107, as amended:

         (1) ARTICLE ONE of the Restated Articles of Incorporation of the Corporation shall be amended to state as follows:

         The name of the Corporation is SOLENERGY CORPORATION.

         (2) ARTICLE FOUR of the Restated Articles of Incorporation shall be amended by a new first paragraph to state as follows:

         Fifteen million (15,000,000) shares of issued and outstanding Common Stock, no par value, of the Corporation shall be reclassified and consolidated to provide that for each twenty
         (20) shares issued and outstanding there shall be issued in exchange one (1) share of New Common Stock, no par value, which New Common Stock shall have identical rights in all respects to the Common Stock to be cancelled. The total amount of authorized capital stock of the Corporation following the consolidation and reclassification shall consist of 10,000,000 shares of no par value New Common Stock. Each share shall have the same rights and privileges as every other share and no distinction between them shall exist. Each outstanding share of capital stock shall be entitled to one vote in the election of directors and upon all corporate questions submitted to the vote of stockholders.

THIRD: 15,000,000 shares are outstanding and 15,000,000 shares are entitled to vote on the amendment.

FOURTH: 11,783,529 shares voted for the amendment, zero shares voted against the amendment, and 20,320 shares abstained from voting.


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FIFTH:   The amendment provides for a reclassification  and consolidation of the
         15,000,000 issued and outstanding shares of the Corporation.

SIXTH: The amendment does not affect a change in the amount of stated capital of the Corporation.

Dated:  October 1, 1984.

ATTEST:                                SOLENERGY CORPORATION


/s/ Herbert Lemelman                   By: /s/ Robert W. Willis
Herbert Lemelman                           Robert W. Willis
Secretary                                  President


COMMONWEALTH
STATE OF MASSACHUSETTS   )
                         ) ss.
COUNTY OF Suffolk        )

         Before me, Herbert Lemelman, a Notary Public in and for the said County and State, personally appeared Robert W. Willis, who acknowledged before me that he is the President of Solenergy Corporation and acknowledged that he signed the foregoing Articles of Amendment to the Restated Articles of Incorporation as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of October, 1984.

         My commission expires: June 10, 1988.

                                       /s/ Herbert Lemelman
                                       Notary Public - Herbert Lemelman




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                               _________ DIVISION
                                   __________
                                DENVER, CO 80202
                                  ___-894-2251

                             CERTIFICATE OF RENEWAL

PURSUANT TO PROVISIONS OF THE COLORADO REVISED STATUTES, TITLE 7-8-124, THE UNDERSIGNED HEREBY EXECUTE THE FOLLOWING CERTIFICATE OF
RENEWAL:

 1.  The  name  of  the  corporation  at  the  time  of  dissolution   SOLENERGY
     CORPORATION .

 2. New name under which the corporation is to be renamed (applicable only if corporate name at time of dissolution is no longer available) A&W Corporation, Inc. .

*3. The address of its registered office and the name of its registered agent at such address is Company Corporation, 1600 Broadway, Denver, CO 80202 .

 4.  The period of duration is Perpetual .

 5. The corporation was organized under the laws of Colorado on March 26, 1974 (date of incorporation)

 6. The corporation was dissolved on Jan. 1992 for reason marked with an X below:

     X Corporation failed for 60 days to appoint and maintain a registered agent in this state

         Corporation failed to file corporate reports and pay requisite fees

 7. The certificate of renewal is filed by authority of the Board of Directors in the manner indicated with an X below:

     X The directors of the corporation at the time the corporation was dissolved

         The directors newly elected by the shareholders of the corporation


                                       By  /s/ Anthony W. Adler
                                           Its President


                                       AND /s/ Robert W. Willis
                                           Its  Secretary




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                  ARTICLES OF EXCHANGE OF A&W CORPORATION, INC.
                WITH DAR PRODUCTS CORPORATION AND ELECTRONIC CARD
               ACCEPTANCE CORPORATION, N.A. AND GRANDNAME LIMITED

         1. Attached hereto as Exhibit A is that certain Agreement Concerning the Exchange of Stock between A&W Corporation, Inc. (the "Corporation") and Grandname Limited ("Grandname"), a British Virgin Islands corporation, which contains the plan pursuant to which the Corporation shall exchange up to 16,136,666 shares of its Common Stock in exchange for all of the issued and outstanding shares of capital stock of DAR Products Corporation ("DAR"), a Maryland corporation, and Electronic Card Acceptance Corporation, N.A. ("ECAC"), a Virginia corporation; provided that of the shares of the Corporation to be exchanged pursuant to such plan, 9,000,000 shall be exchanged upon the filing of these Articles and up to 7,136,666 shall be exchanged upon the approval of certain amendments to the Corporation's Restated Articles of Incorporation, as amended (the "Exchange").

         2. The name and address of the principal office of the acquiring corporation is A&W Corporation, Inc., a Colorado corporation, 325 Prospect Avenue, Mamaroneck, New York 10543.

         3. Grandname is the sole shareholder of each of DAR and ECAC and voted in favor of the Exchange. The Corporation has one class of shareholders, constituting one voting group, and the number of votes cast by the shareholders of the Corporation was sufficient to approve the Exchange at a special meeting of shareholders of the Corporation held on May 3, 1996.

         3. The effective date of the Exchange shall be the date these Articles of Exchange are filed with the Secretary of State of Colorado.

         IN WITNESS WHEREOF, the undersigned have executed theses Articles of Exchange as of May 3, 1996.

GRANDNAME LIMITED                      A&W CORPORATION, INC.


By:  /s/ E. David Gable                By: /s/ Anthony W. Adler
Name:  E. David Gable                  Name:  Anthony W. Adler
Title:  Authorized Signatory           Title:  President


DAR PRODUCTS CORPORATION               ELECTRONIC CARD ACCEPTANCE
                                       CORPORATION, N.A.


By: /s/ David S. Pearl                 By: /s/ David C. Stinson
Name:  David S. Pearl                  Name:  David C. Stinson
Title:  President                      Title:  Executive Vice President


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                        ARTICLES OF AMENDMENT TO RESTATED
               ARTICLES OF INCORPORATION OF A&W CORPORATION, INC.


         1.  The  name  of  the  Corporation  is  A&W  Corporation,   Inc.  (the
"Corporation").

         2. The text of the amendment to the Articles of Incorporation of the Corporation adopted is as follows:

         ARTICLES ONE of the Restated Articles of Incorporation shall be amended by deleting such ARTICLE in its entirety and substituting therefor the following:

         ARTICLE ONE: The name of the Corporation shall be Carnegie International Corporation.

         3. The foregoing amendment was adopted by a vote of the shareholders of the Corporation at a meeting thereof held on May 3, 1996.

         4. The number of votes cast for the foregoing amendment by the holders of the Corporation's Common Stock entitled to vote thereon was sufficient for approval by that voting group, such holders composing the only voting group of the Corporation.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of the Corporation on this 3rd day of May, 1996.


                                       /s/ Anthony W. Adler
                                       Anthony W. Adler, President


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                              AMENDMENT TO RESTATED
                          ARTICLES OF INCORPORATION OF
                       CARNEGIE INTERNATIONAL CORPORATION

         1. The name of the Corporation is Carnegie International Corporation (the "Corporation").

         2. The text of the amendment to the Restated Articles of Incorporation of the Corporation adopted is as follows:

         ARTICLE FOUR of the Restated Articles of Incorporation shall be amended by deleting such ARTICLE in its entirety and substituting therefor the following:

                                  ARTICLE FOUR

              The total  amount  of  authorized  capital  stock of the
         Corporation shall consist of One Hundred Ten Million (110,000,000) shares of Common Stock, no par value per share, and Forty Million (40,000,000) shares of Preferred Stock, value $1.00 per share.

              The Board of Directors of the Corporation is hereby expressly authorized to issue in one or more series any shares of unissued Preferred Stock and to determine the designation, preferences, conversion rights, voting powers, restrictions, redemption provisions, limitations as to dividends, and other terms, provisions and rights. The Board of Directors shall cause the execution and filing with the Secretary of State of Colorado of appropriate Articles of Amendment to the Restated Articles of Incorporation of the Corporation with respect to any such issuance of Preferred Stock in accordance with the Colorado Business Corporation Act.

         3. The foregoing Amendment was adopted by a vote of the shareholders of the Corporation at a meeting thereof held on June 28, 1996.

         4. The number of votes cast for the foregoing amendment by the holders of the Corporation's Common Stock entitled to vote thereon was sufficient for approval by that voting group, such holders comprising the only voting group of the Corporation.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation of the Corporation on this 28th day of June 1996.


                                       /s/ Anthony Georgiou
                                       Anthony Georgiou, President